EXHIBIT 10.1
AMENDED AND RESTATED MANAGEMENT AGREEMENT
     THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (the “Agreement”) is made and entered into as of April 17, 2007 by and among HIGHLAND FINANCIAL PARTNERS, L.P., a Delaware limited partnership (the “Company”), each of the subsidiaries set forth from time to time on Annex 1 hereto that has become a signatory hereto (each a “Subsidiary” and collectively the “Subsidiaries”), each of the other entities set forth from time to time on Annex 2 hereto that has become a signatory hereto (each an “Additional Party” and collectively the “Additional Parties”) and HIGHLAND CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (together with its permitted assignees, the “Manager”). This Agreement amends and restates in its entirety the MANAGEMENT AGREEMENT, dated as of February 3, 2006.
     WHEREAS, the Company and the Subsidiaries desire to retain the Manager to provide management services to the Company and the Subsidiaries on the terms and conditions hereinafter set forth, and the Manager wishes to be retained to provide such services.
     NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:
     SECTION 1. DEFINITIONS. Terms defined in the Amended and Restated Limited Partnership Agreement of the Company (the “Partnership Agreement”), dated as of April 17, 2007, as amended, supplemented or restated from time to time, and not defined herein are used with the meaning defined therein. The following terms have the meanings assigned them:
     “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least fifty (50%) of the directors, managers, general partners, trustees or Persons exercising similar authority with respect to such Person.
     “Agreement” means this Management Agreement, as amended from time to time.
     “Assets” means the assets of the Company and the Subsidiaries.
     “Board of Directors” means the Board of Directors of the Company.
     “Change of Control” means the occurrence of any of the following:
(i)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Manager, taken as a whole, to any Person other than an Affiliate of the Manager; or

(ii)	the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than an Affiliate of the Manager, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of

Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power or the voting capital interests of the Manager;
provided, however, that any transaction or related series of transactions, business reorganization or similar event (“Reorganization Event”) which results in the voting securities of the Manager being held by a Person which is not an Affiliate will not be deemed to be a Change of Control if after the Reorganization Event more than 50% of the total voting power or the voting capital interests of such Person is held directly or indirectly by the same Persons who held more than 50% of the voting power or voting capital interest of the Manager before the Reorganization Event.
     “CDO” means an issuer of debt obligations collateralized by fixed income assets owned by such issuer, including issuances commonly referred to as collateralized debt obligations, collateralized loan obligations, collateralized bond obligations and asset backed securities.
     “Common Shares” means a beneficial interest issued by the Trust representing an undivided beneficial interest in any property owned by the Trust.
     “Common Units” means a beneficial interest issued by the Company representing an undivided beneficial interest in any property owned by the Company.
     “Common Unitholders” means a holder of Common Units.
     “Competing Public Company” means any entity (i) whose common equity securities are listed on a national securities exchange, and (ii) which is primarily engaged in the business of owning all or a majority equity interest in CDO.
          “Equity” means, for purposes of calculating the base management fee, for any quarter the sum of the net proceeds from any issuance of the Company’s Limited Partner Interests, after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance, plus the Company’s retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that the Company pays for repurchases of its Partnership Interests; provided that the foregoing calculation of Equity shall be adjusted to exclude incentive compensation expenses, net amortization/accretion on premiums/discounts and unrealized gains or losses, after discussion between the Manager and the Independent Directors and approval by a majority of the Independent Directors.
     “GAAP” means generally accepted accounting principles, as applied in the United States.
     “Governing Instruments” means, with regard to any entity, the articles or certificate of incorporation and bylaws in the case of a corporation, certificate of limited or general partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended from time to time.
     “Independent Director” means a director of the Company that is “independent” under the rules and regulations of the New York Stock Exchange.
     “Investment Company Act” means the Investment Company Act of 1940.

     “Net Income” will be determined by calculating the net income available to Common Unitholders before non-cash equity compensation expense, in accordance with GAAP.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
     “Purchase/Placement Agreement” means the purchase/placement agreement, dated as of January 27, 2006 among the Trust, the Company, the Manager, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several initial purchasers/placement agents named therein.
     “Ten Year Treasury Rate” means the average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of ten (10) years) as published weekly by the Federal Reserve Board in publication H.15, or any successor publication, during a fiscal quarter, or if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight and no more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.
     “Trust” means Highland Financial Trust, a Delaware statutory trust.
     SECTION 2. APPOINTMENT AND DUTIES OF THE MANAGER.
          (a) Each of the Company and each Subsidiary hereby appoints the Manager to manage the Assets subject to the further terms and conditions set forth in this Agreement, and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that the Manager elects, pursuant to the terms of this Agreement, to cause the duties of the Manager hereunder to be provided by third parties.
          (b) The Manager, in its capacity as manager of the Assets and the day-to-day operations of the Company and each of the Subsidiaries, at all times will be subject to the supervision of the Company’s Board of Directors and will have only such functions and authority as the Company delegates to it including, without limitation, the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and each of the Subsidiaries and will perform (or cause to be performed) such services and activities relating to the Assets and operations of the Company and each of the Subsidiaries as are set forth below and such other services and activities as the Manager and the Board of Directors agree:
          (i) serving as consultant to the Company and each Subsidiary with respect to the periodic review of the criteria and parameters utilized by the Manager for sponsoring and capitalizing subsidiaries, making acquisitions, dispositions and borrowings and conducting operations, including assisting in the development of such written policies, procedures and guidelines as the Board of Directors determine are useful to management of the businesses of the Company and its Subsidiaries, as the same may be modified from time to time (the “Guidelines”);
          (ii) assisting the Company and each Subsidiary in developing criteria for asset purchase commitments that are specifically tailored to the business objectives of the Company and each Subsidiary and making available to each of them its knowledge and experience;
          (iii) investigation, analysis, selection and execution of acquisition, disposition and hedging opportunities (including accumulating assets for the Company’s Subsidiaries and making short-term investments of excess cash);
          (iv) with respect to prospective acquisitions and dispositions of Assets, conducting negotiations with sellers and purchasers and their respective agents, representatives and investment bankers;
          (v) engaging and supervising, on behalf of the Company and each Subsidiary and at the expense of the Company and such Subsidiary, independent contractors which provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to the Assets;
          (vi) coordinating and managing operations of any joint venture or co-purchased interests held by the Company or any Subsidiary and conducting all matters on behalf thereof with the joint venture or co-purchase partners;
          (vii) providing executive and administrative personnel, office space and office services required in rendering services to the Company and each Subsidiary, until such time as the Company has employed sufficient executive and administrative personnel to handle the Company’s day-to-day business and operations;
          (viii) administering and servicing the day-to-day operations of the Company and each Subsidiary (other than financial, bookkeeping, accounting and disclosure matters) and such other administrative service functions necessary in the management of the Company and each Subsidiary as may be agreed upon by the Manager, the Board of Directors and the management of the Company or the relevant Subsidiary including, without limitation, the collection of revenues and the payment of the debts and obligations of the Company and the Subsidiaries and maintenance of appropriate computer services to perform such administrative service functions and providing on a timely basis documents, information and other assistance to the Company relating to financial, bookkeeping, accounting and disclosure matters sufficient to enable the Company to satisfy its filing obligations under the Securities Exchange Act of 1934;
          (ix) at such time that the Company has employed sufficient executive and administrative personnel to handle the Company’s day-to-day business and operations, assisting such executive and administrative personnel of the Company and third party service providers in financial, bookkeeping, accounting and disclosure matters and in communicating on behalf of the Company and each Subsidiary with the holders of any equity or debt securities of the Company and each Subsidiary as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

          (x) counseling the Company in connection with policy decisions to be made by the Board of Directors;
          (xi) assisting the Company in monitoring compliance with the various requirements for the Company’s qualification to be taxed as a partnership for U.S. federal income tax purposes, and not as an association or a publicly traded partnership taxable as a corporation, including compliance with the 90% gross income requirement set forth in Section 7704(c) of the Internal Revenue Code of 1986, as amended (the “Code”);
          (xii) counseling the Company and each Subsidiary in complying with all regulatory requirements applicable to it in respect of its business activities, including where applicable regarding the maintenance of its exclusions or exemptions from the Investment Company Act and monitoring compliance with the requirements for maintaining same;
          (xiii) using commercially reasonable efforts to cause the Company and each Subsidiary to comply with all applicable laws and regulations, furnishing reports and statistical and economic research regarding the services performed for the Company and each Subsidiary by the Manager;
          (xiv) monitoring the operating performance of the Assets and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;
          (xv) advising the Company and each Subsidiary as to its capital structure and capital raising;
          (xvi) assisting the Company and each Subsidiary to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with provisions of the Code applicable to the Company and its Subsidiaries;
          (xvii) assisting the Company and each Subsidiary to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
          (xviii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and the Subsidiaries may be involved or to which the Company and the Subsidiaries may be subject arising out of their day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;
          (xix) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company and the Subsidiaries to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;
          (xx) performing such of the foregoing services in relation to the Additional Parties as are not otherwise obtained by such Additional Parties from the Manager, its Affiliates, third parties or such entities’ own personnel;

          (xxi) performing such other services as may be required from time to time for management and other activities relating to the Assets and the businesses and operations of the Company and its Subsidiaries as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances;
          (xxii) advising the Company and the Subsidiaries with respect to obtaining appropriate warehouse or other financings;
          (xxiii) monitoring loan-servicing functions, including but not limited to negotiating servicing agreements, acting as a liaison between the servicers of the Assets and the Company or the Subsidiaries, review of servicers’ delinquency, foreclosure and other reports on Assets, supervising claims filed under any insurance policies and enforcing the obligation of any servicer to repurchase assets.
Without limiting the foregoing, the Manager will perform asset management services (the “Asset Management Services”) on behalf of the Company and each Subsidiary with respect to the Assets. Such services will include, but not be limited to, consulting with the Company and the Subsidiaries on the purchase and sale of, and other opportunities in connection with, the Assets; the collection of information and the submission of reports pertaining to the Assets, interest rates and general economic conditions; periodic review and evaluation of the performance of the Assets; acting as liaison between the Company and each Subsidiary and banking, mortgage banking, investment banking and other parties with respect to the purchase, hedging, financing and disposition of assets; and other customary functions related to portfolio management.
          (c) The Manager may enter into agreements with other parties, including its Affiliates, for the purpose of engaging one or more parties for and on behalf, and at the sole cost and expense, of the Company or the relevant Subsidiaries to provide services to the Company or one or more of the Subsidiaries (including, without limitation, Asset Management Services) pursuant to agreement(s) with terms which are then customary for agreements regarding the provision of services to companies that have assets similar in type, quality and value to the Assets; provided that any such agreements entered into with Affiliates of the Manager shall be (i) on terms no more favorable to such Affiliate then would be obtained from a third party on an arm’s-length basis, (ii) to the extent the same do not fall within the provisions of any guidelines adopted by the Board of Directors, approved by a majority of the Independent Directors, and (iii) with respect to Asset Management Services, (A) any such agreements shall also be subject to the prior written approval of the Company and each affected Subsidiary (and approved by a majority of the Independent Directors) and (B) the Manager shall also remain liable for the performance of such Asset Management Services.
          (d) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company and each Subsidiary, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company and each Subsidiary. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or Affiliates. The Company and each relevant Subsidiary shall pay or reimburse the Manager or its Affiliates performing such services for the cost thereof; provided that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

          (e) As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Directors, the Manager shall, at the sole cost and expense of the Company and any affected Subsidiary, prepare, or cause to be prepared, with respect to any Asset, reports and other information with respect to such Asset as may be reasonably requested by the Company and any affected Subsidiary.
          (f) Subject to Section 2(b)(viii), the Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company and each Subsidiary, all reports, financial or otherwise (other than financial statements and SEC filings), with respect to the Company and each Subsidiary reasonably required by the Board of Directors in order for the Company and each Subsidiary to comply with its Governing Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company’s and the Subsidiaries’ books of account by a nationally recognized independent accounting firm.
          (g) The Manager shall prepare regular reports for the Board of Directors to enable the Board of Directors to review the Company’s acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the guidelines and policies approved by the Board of Directors.
          (h) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Manager at the sole cost and expense of the Company and the Subsidiaries.
          (i) The Manager will perform such of the foregoing services and the services set forth in Sections 3(a) and 4 below for each Additional Party as such Additional Party shall request.
          (j) For avoidance of doubt, the Manager will not be required to provide services that would require the Manager to make any certification pursuant to the Sarbanes-Oxley Act of 2002.
     SECTION 3. DEVOTION OF TIME; ADDITIONAL ACTIVITIES.
          (a) The Manager will provide the Company and each Subsidiary with an appropriate management team, along with appropriate support personnel, to provide the management services to be provided by the Manager to the Company and each Subsidiary hereunder, the members of which teams shall have as their primary responsibility the management of the Company and such Subsidiaries and shall devote such of their time to the management of the Company and such Subsidiaries as the Board of Directors reasonably deems necessary and appropriate, commensurate with the level of activity of the Company from time to time.
          (b) The Manager, the Company and each Subsidiary and Additional Party hereby agree and acknowledge, as the case may be, that the Manager and its Affiliates manage, sponsor and invest in other entities and some of the directors and officers of the Company, the Subsidiaries and the Additional Parties also serve as directors and officers of these other entities. This leads to conflicts of interest. For example, certain assets appropriate for the Company may also be appropriate for one or more of these other entities and the Manager or one of its Affiliates may decide to make a particular purchase through another entity rather than through the Company or a Subsidiary or Additional Party. The Manager will make asset purchase and sale decisions for the Company, the Subsidiaries and the Additional Parties at the same time as asset purchase and sale decisions are being made for other affiliated entities for which the Manager and its Affiliates provide management or advisory services, which will lead to conflicts of interest. The Manager and its Affiliates may also engage in business opportunities in the future that may compete with the Company, the Subsidiaries and the Additional Parties for business opportunities. The Manager owes no fiduciary duty to the Company’s partners. The Manager and its Affiliates may sponsor, control or manage entities that pursue, or may themselves pursue, the same types of business opportunities as are targeted by the Company, the Subsidiaries and the Additional Parties.
          (c) Until such time as 75% of the proceeds from the Trust’s February 2006 private offering and the Trust’s October 2006 private offering (in each case including any proceeds resulting from the exercise of an additional or over allotment option) have been deployed in accordance with the Trust’s or the Company’s business plan, as the case may be, the Manager and its Affiliates shall not sponsor or act as investment manager for any newly created CDO other than on the Company’s behalf. In addition, with respect to the initial public offering of securities of the Company, until at least 75% of the proceeds from such offering (including any proceeds resulting from the exercise of an additional or over allotment option) have been invested in accordance with the Company’s business plan, the Manager and its Affiliates shall not sponsor or act as investment manager for any newly created CDO. In addition, at all times (i) the Company and each Subsidiary shall be allocated opportunities in accordance with the Manager’s asset allocation policies and procedures in effect from time to time, and (ii) the Manager and its Affiliates shall not, without the approval of a majority of the Independent Directors, form, cause the formation of, sponsor, continue to sponsor or act as investment manager for a Competing Public Company. Notwithstanding the foregoing, the Manager may sponsor and/or act as investment manager for (i) a leveraged loan fund transaction with Dresdner Kleinwort Wasserstein Securities LLC as underwriter, (ii) any CDO which contains indenture provisions which make payments to debt tranches of such CDO contingent on the adequacy of such CDO’s collateral market value rather than on the adequacy of such CDO’s collateral’s cash flows and (iii) any CDO with an asset ratio substantially similar to Tierra Alta CDO 2006-1, Ltd., provided that in the case of (ii) and (iii), the Manager shall first offer the Company the opportunity to purchase at least a majority equity interest in the vehicles described in clauses (ii) and (iii) on the same terms as would be offered to third parties before offering such opportunity to third parties, which opportunity may be accepted upon a majority approval of the Board of Directors, including a majority of the Independent Directors, in the Board of Directors’ sole discretion.
          (d) Nothing herein shall prevent the Manager or any of its Affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of asset, including assets which meet the principal business objectives of the Company and the Subsidiaries.
          (e) Managers, members, partners, officers, employees and agents of the Manager or Affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company and the Subsidiaries, to the extent permitted by their Governing Instruments or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company and the Subsidiaries, such persons shall use their respective titles in the Company and the Subsidiaries, as the case may be.
          (f) Until February 3, 2008, the Manager shall not accrue CDO servicing fees with any CDO of which the Company directly or indirectly owns an equity interest. This restriction on the Manager’s ability to accrue CDO servicing fees, however, only applies to the portion of such fees that is attributable to the Company’s investment in such CDO.
     SECTION 4. AGENCY. The Manager shall act as agent of the Company and the Subsidiaries in acquiring, hedging, financing and disposing of Assets, disbursing and collecting the funds of the Company and the Subsidiaries, paying the debts and fulfilling the obligations of the Company and the

Subsidiaries, supervising the performance of professionals engaged by or on behalf of the Company and the Subsidiaries and handling, prosecuting and settling any claims of or against the Company and the Subsidiaries, the Board of Directors, holders of the Company’s partnership interests or the representatives or properties of the Company and the Subsidiaries. The Manager shall act in the same capacity for the Additional Parties to the extent they so determine.
     SECTION 5. BANK ACCOUNTS. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary (any such account, a “Company Account”), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.
     SECTION 6. RECORDS. The Manager shall maintain appropriate books of accounts and records relating to services performed by it under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon one (1) business day’s advance written notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not use or disclose any such information to nonaffiliated third parties who are not bound by confidentiality requirements or agreements except (i) in furtherance, in its good faith judgment, of the business of the Company or any Subsidiary or Additional Party; (ii) in a manner not detrimental, in its good faith judgment, to the interests of the Company and its Subsidiaries and the Additional Parties; (iii) with the consent of the Board of Directors or (iv) as required by law or to governmental officials having jurisdiction over the Company or any Subsidiary or Additional Party.
     SECTION 7. OBLIGATIONS OF MANAGER; RESTRICTIONS.
          (a) The Manager shall require each seller or transferor of assets to the Company and the Subsidiaries to make such representations and warranties regarding such assets as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Assets.
          (b) The Manager shall refrain from any action that, in its good faith judgment (i) would not be in compliance with the Guidelines, (ii) would adversely affect the Company’s, any Subsidiary’s status as an entity intended to be exempted or excluded from investment company status under the Investment Company Act, (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, any Subsidiary or any Additional Party or (iv) would otherwise not be permitted by the Governing Instruments thereof. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager shall not be liable to the Company, any Subsidiary or any Additional Party or any security holders of the Company, any Subsidiary or any Additional Party, for any act or omission by the Manager, its directors, officers, limited and general partners or employees except as provided in Section 11 of this Agreement and the Manager’s directors, officers, limited and general partners and employees shall not be liable for any such act or omission. For purposes of this Section 7(b), no Person to whom the Manager or any of its Affiliates provides any services shall be considered an Affiliate with the Manager or any of its Affiliate unless the Manager and/or its Affiliates own a controlling economic interest in the equity interests of such Person.

          (c) The Manager shall not (i) consummate any transaction which would involve the acquisition by the Company, any Subsidiary or any Additional Party of an asset in which the Manager or any Affiliate thereof has an ownership interest or the sale by the Company, any Subsidiary or any Additional Party of an Asset to the Manager or any Affiliate thereof, (ii) consummate any transaction that would involve the acquisition by one or more other client account of the Manager of all or a majority of any class of fixed income securities issued by any such Subsidiary, (iii) consummate any transaction that would involve the acquisition by the Company or any Subsidiary of any securities issued by a securitization vehicle in which the Manager or its Affiliates or one or more other clients of the Manager also hold securities, unless such securities are of the same class and are acquired at the same time as by such other client accounts or (iv) under circumstances where the Manager or such Affiliate is subject to an actual or potential conflict of interest, in the reasonable judgment of the Manager, take any action constituting the granting to such Person of a waiver, forbearance or other relief, or the enforcement against such Person of remedies, under or with respect to the applicable contract, unless such transaction or action, as the case may be, is approved by a majority of the Independent Directors. For purposes of this Section 7(c), no Person to whom the Manager or any of its Affiliates provides any services shall be considered an Affiliate with the Manager or any of its Affiliate unless the Manager and/or its Affiliates own a controlling economic interest in the equity interests of such Person.
          (d) The Manager shall at all times during the term of this Agreement maintain “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by property, asset and investment managers performing similar functions to those of the Manager under this Agreement with respect to assets similar to assets of the Company and each Subsidiary, in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets.
          (e) Except with the prior approval by a majority of the Independent Directors, the Manager shall refrain from any action that in its good faith judgment would cause (i) the Company not to be treated as a partnership for U.S. federal income purposes or to be treated as an association or a publicly traded partnership taxable as a corporation, (ii) the Company to recognize any income that would be “unrelated trade or business taxable income” for U.S. federal income tax purposes, (iii) any Company subsidiary that elects to be subject to tax, for U.S. federal income tax purposes, as a REIT not to qualify for taxation as a REIT or (iv) the Company to own more than 50% in value of the beneficial ownership of any Subsidiary that is treated as a domestic corporation for U.S. federal income tax purposes, unless the Company receives a ruling from the IRS or an opinion of counsel that no adverse tax consequences would result from such ownership.
          (f) The Manager shall refrain from any action that in its good faith judgment would cause the Company to be engaged in (or recognize any income that is considered to be derived from the conduct of) a U.S. trade or business for federal income tax purposes (provided that there shall be no limitation on the ability of the Company to recognize capital gain dividends from the REIT Subsidiary attributable to sales of U.S. real property interests (as defined in Section 897 of the Code) on or after January 1, 2008).
          (g) The Manager shall not execute on behalf of the Company, any Subsidiary or any Additional Party any bond, note, debenture or other evidence of indebtedness, stock certificate, deed, mortgage, deed of trust, indenture, contract, lease, agreement or other instrument unless such bond, note, debenture or other evidence of indebtedness, stock certificate, deed, mortgage, deed of trust, indenture, contract, lease, agreement or other instrument is also executed by the Chief Executive Officer, Secretary or Treasurer of the Company, Subsidiary or Additional Party, as the case may be.
     SECTION 8. COMPENSATION.

          (a) Base Management Fee:
          (i) Highland Capital shall be entitled to a base management fee quarterly in arrears in an amount equal to 0.4375% times the Company’s Equity computed in respect of such quarter.
          (ii) Each Subsidiary and each Additional Party shall pay that portion of the base management fee provided for in clause (i) above equal to the total amount of such fee times a fraction the numerator of which is the amount of Equity of the Company computed in respect of such quarter attributable to the Company’s investment in and the Company’s share of the losses or earnings of such Subsidiary or such Additional Party (each calculated in accordance with GAAP) and the denominator of which is the aggregate amount of Equity of the Company computed in respect of such quarter.
          (iii) The Company shall pay that portion of the base management fee provided for in clause (i) above equal to the excess of the amount provided for in clause (i) above over the amount paid by the Subsidiaries and Additional Parties pursuant to clause (ii) above.
          (iv) The Company may act as agent of one or more Subsidiaries and Additional Parties in paying the liabilities and fulfilling the obligations of such Subsidiaries and Additional Parties under this Section 8. Any payment made by the Company pursuant to this Section 8 is made solely in its capacity as agent for the Subsidiary or Additional Party, as applicable.
          (v) The Manager will compute the base management fee within 30 days after the end of each fiscal quarter, and the Company, the Subsidiaries and the Additional Parties will each pay, subject to Section 8(d), its own portion of the base management fee with respect to each fiscal quarter within 15 business days following the delivery to it and the Board of Directors of the Manager’s written statement setting forth the base management fee and its portion thereof for such quarter.
          (vi) If the Company does not file with the SEC a registration statement seeking to register the offering of at least the number of the Common Shares sold in the offering contemplated in the Purchase/Placement Agreement within 270 days after the closing of the offering contemplated in the Purchase/Placement Agreement, the Manager shall forfeit its base management fee in respect of the period from and after that date until such registration statement is filed with the SEC.
          (b) Incentive Allocation: The Special Unit Holder will be entitled to receive a quarterly incentive allocation from the Company, in respect of the Special Units of the Company, pursuant to the terms of the Partnership Agreement.
          (c) The base management fee shall also be calculated for any partial quarter for any party on a prorated basis.
          (d) The Independent Directors shall review the Manager’s written statements setting forth the base management fee as provided under Section 8(a)(v). If at any time within 20 business days after the immediately succeeding regularly scheduled meeting of the Board of Directors, the Independent Directors provide written notice (the “Objection Notice”) that they dispute in good faith the amount of base management fee and such dispute cannot be resolved between the Independent Directors and the Manager within 10 days (the “Resolution Period”) after the Independent Directors provide such Objection

Notice to the Manager, then either party may refer the dispute to an independent person agreed upon by the parties for mediation or determination with 20 days after the end of the Resolution Period.
     SECTION 9. EXPENSES OF THE COMPANY AND SUBSIDIARIES.
          (a) The Company, the Subsidiaries and/or the Additional Parties, as applicable, shall pay all of the expenses of the Company and the Subsidiaries. The Company, the Subsidiaries and/or the Additional Parties, as applicable, shall reimburse the Manager and its Affiliates for any expenses incurred by the Manger and its Affiliates on behalf of the foregoing, and documented by the Manager pursuant to Section 10. “Expenses” include all costs and expenses which are expressly designated elsewhere in this Agreement as being payable by any of the foregoing, together with the following:
          (i) all costs and expenses relating to their business and assets, such as brokerage commissions, custodial fees, bank service fees, interest expenses and expenses related to any proposed acquisition of assets that is not consummated;
          (ii) expenses of their directors, officers and trustees and meetings thereof and the compensation of such Persons;
          (iii) the costs associated with the establishment of any credit facilities and other indebtedness of (including commitment fees, legal fees, closing costs, and other costs);
          (iv) interest on credit facilities or other indebtedness;
          (v) expenses (including reasonable travel and lodging expenses) associated with or incurred in connection with the, purchase offering and sale of securities by them;
          (vi) expenses relating to any office or office facilities separate from the office or offices of the Manager and its Affiliates;
          (vii) all insurance costs incurred in connection with the operation of their businesses, as well as the costs of insurance for their directors and officers and for any errors and omissions insurance;
          (viii) the costs of preparing, printing, delivering and filing any notices, proxy materials, reports and filings to any Person, and other expenses connected with communications to such Persons and other bookkeeping and clerical work necessary in maintaining relations with such Persons and in complying with reporting and other requirements of governmental bodies and agencies;
          (ix) reasonable travel and other out-of-pocket expenses incurred by officers, employees and agents of the Manager and its Affiliates in connection with the purchase, financing, hedging, refinancing, sale or other disposition of Assets and proposed Assets;
          (x) hedging expenses;
          (xi) legal expenses;
          (xii) professional fees (including, without limitation, expenses of consultants and experts);

          (xiii) internal and external accounting expenses (including costs associated with any computer software or hardware used by them);
          (xiv) accounting, auditing and tax preparation expenses;
          (xv) costs and expenses of rendering financial assistance to or arranging for financing for any Assets;
          (xvi) entity-level taxes;
          (xvii) tax-related and other litigation expenses, including attorneys fees;
          (xviii) expenses of any registrar, custodian and transfer agent;
          (xix) organizational expenses;
          (xx) administrative fees and expenses related to third party asset valuation services;
          (xxi) other expense categories approved by the Board of Directors;
          (xxii) any winding-up costs, in the event of dissolution;
          (xxiii) extraordinary expenses other than those the Manager has agreed herein to pay; and
          (xxiv) all other expenses actually incurred by the Manager and its Affiliates which are reasonably necessary for the performance by the Manager of its functions, duties and obligations under this Agreement.
          (b) The Company acknowledges and agrees that the Manager and its Affiliates may perform accounting, operating and other administrative services on behalf of the Company, the Subsidiaries and the Additional Parties internally. To the extent that such services are provided to them by the Manager and its Affiliates, they shall bear a fair and reasonable proportion of the allocable portion of costs and expenses of the Manager and its Affiliates that are directly attributable to the salaries, bonuses and fringe benefits payable to employees of the Manager and Affiliates of the Manager performing such services and to information systems, software and hardware utilized by the Company and the Subsidiaries in connection with accounting and operating services.
          (c) The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.
     SECTION 10. CALCULATIONS OF EXPENSES. During each calendar quarter, the Manager shall prepare a statement (1) documenting the Expenses of the Company, and the Subsidiaries and the Additional Parties and, (2) the Expenses incurred by the Manager and its Affiliates on behalf of the foregoing, for which the Manger and its Affiliates seek reimbursement. The Manager shall deliver such statement to the Company within thirty (30) days after the end of each such quarter. Expenses incurred by the Manager and its Affiliates on behalf of the foregoing shall be reimbursed quarterly to the Manager on the earlier of the first business day of the month immediately following the date of delivery of such statement and 10 business days following the date of delivery of such statement. The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.
     SECTION 11. LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION.
          (a) The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Directors or similar governing body or authority of any Subsidiary or Additional Party in following or declining to follow any advice or recommendations of the Manager. The Manager assumes no responsibility for the actions of officers of the Company, the Subsidiaries or the Additional Parties who are not employees of the Manager or its Affiliates. The Manager and its Affiliates will not be liable to the Company, any Subsidiary or any Additional Party for any acts or omissions by the Manager or any of its Affiliates or their respective directors, officers, employees, advisors, agents and/or representatives arising from, or in connection with, the provision of services by the Manager and its Affiliates, or on behalf of the Manager and its Affiliates, under this Agreement, except for breaches of this Agreement by the Manager or by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement. The respective directors, officers, employees, advisors, agents and/or representatives will not be liable for any of the foregoing. The Company, the Subsidiaries and the Additional Parties shall, to the full extent lawful, reimburse, indemnify and hold the Manager and any of its Affiliates and their respective directors, members, officers, employees, advisors, agents and/or representatives (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of such Indemnified Party arising from, or in connection with, the provision of services by the Manager, or on behalf of the Manager, under this Agreement, except for breaches of this Agreement by the Manager or by reason of acts or omissions constituting such Indemnified Party’s bad faith, willful misconduct, gross negligence or reckless disregard of the Manager’s duties under this Agreement.
          (b) The Manager may, in the performance of its duties under this Agreement, consult with legal counsel and accountants, and any act or omission by the Manager on behalf of the Company, any Subsidiary or any Additional Party in furtherance of the interests thereof in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and the Manager will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care.
          (c) The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company, its stockholders, directors, officers and employees and each other Person, if any, controlling the Company (each, a “Company Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from the Manager’s breach of this Agreement, bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement.
     SECTION 12. NO JOINT VENTURE. Nothing in this Agreement shall be construed to make the Company, any Subsidiary or any Additional Party and the Manager partners or joint ventures or impose any liability as such on either of them.
     SECTION 13. TERM; TERMINATION.
          (a) Until this Agreement is terminated in accordance with its terms, this Agreement shall be in effect until February 3, 2008 (the “Initial Term”) and shall be automatically renewed for a one-year term each anniversary date thereafter (a “Renewal Term”) unless at least two-thirds of the Independent Directors or two-thirds of the outstanding Common Units have determined by resolution that (i) there has been unsatisfactory performance by the Manager that is materially detrimental to the Company, any Subsidiary or any Additional Party, in which case this Agreement shall terminate as to such entity and not as to any other entity or (ii) the compensation payable to the Manager hereunder is unfair; provided that the Company shall not have the right to terminate this Agreement under this clause (ii) if the Manager agrees to continue to provide the services under this Agreement at a fee that at least a majority of the Independent Directors determines to be fair pursuant to the procedure set forth below. The LP Agreement shall provide that the incentive allocation provisions thereof shall terminate to the same extent and at the same time as this Agreement is terminated in accordance with the terms hereof. If the Company elects not to renew this Agreement at the expiration of the Initial Term or any such one-year extension term as set forth above, the Company shall deliver to the Manager prior written notice (the “Termination Notice”) of the Company’s intention not to renew this Agreement based upon the terms set forth in this Section 13(a) not less than 180 days prior to the expiration of the then existing term. If the Company so elects not to renew this Agreement, the Company shall designate the date (the “Effective Termination Date”), not less than 180 days from the date of the notice, on which the Manager shall cease to provide services under this Agreement and this Agreement shall terminate on such date; provided, however, that in the event that such Termination Notice is given in connection with a determination under clause (ii) above, the Manager shall have the right to renegotiate such compensation by delivering to the Company, no fewer than 45 days prior to the prospective Effective Termination Date, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company (represented by the Independent Directors) and the Manager shall endeavor to negotiate in good faith the revised compensation payable to the Manager under this Agreement. Provided that the Manager and at least two thirds of the Independent Directors agree to the terms of the revised compensation to be payable to the Manager within 45 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. If the Company and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such 45 day period, this Agreement shall terminate, such termination to be effective on the date which is the later of (A) 10 days following the end of such 45 day period and (B) the Effective Termination Date originally set forth in the Termination Notice.
          (b) In recognition of the level of the upfront effort required by the Manager to structure and acquire the portfolio for any CDO Subsidiary and the commitment of resources by the Manager, in the event that this Agreement is terminated in accordance with the provisions of Section 13(a) of this Agreement, the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the “Termination Fee”) for an amount equal to four times the total Base Management Fee earned by the Manager during the 24-month period immediately preceding the date of such termination divided by two, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.
          (c) No later than 180 days prior to the anniversary date of this Agreement of any year during the Initial Term or Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary date of this Agreement next following the delivery of such notice.

          (d) If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the others, except as provided in Section 9, Section 10, Section 11, Section 13(b) and Section 16 of this Agreement.
          (e) If this Agreement is terminated under circumstances under which the Company is obligated to pay a Termination Fee to the Manager pursuant to this Section 13, the Company shall repurchase, concurrently with such termination, all of the Special Units outstanding at the date of such termination for the amount specified in the Partnership Agreement.
          (f) If this Agreement is terminated under circumstances under which the Company is not obligated to pay a Termination Fee to the Manager pursuant to this Section 13, the Company shall have an option to repurchase all of the Special Units outstanding on the date of such termination for the amount specified in the Partnership Agreement.
     SECTION 14. ASSIGNMENT.
          (a) Except as set forth in Section 14(b) and Section 14(c) of this Agreement, this Agreement shall terminate automatically in the event of its assignment (as such term is used in the Investment Company Act and the rules thereunder), in whole or in part, by the Manager, unless such assignment is consented to by the Company by action of a majority of the Independent Directors, which consent may be conditioned on parallel assignment or amendment of the incentive allocation provisions of the LP Agreement. Any assignment or delegation not requiring consent pursuant to the preceding sentence or as to which such consent has been obtained shall bind the assignee under this Agreement in the same manner as the Manager is bound, and the Manager shall be liable to any party for all acts or omissions of the assignee under this Agreement following any such assignment. Each entity and individual providing services to the Manager under any such delegation of duties shall be indemnified and reimbursed by the Company, the Subsidiaries and the Additional Parties to the same extent as a Person acting as manager or a trustee, director, officer, employee, member, advisor or agent of the Manager would be indemnified pursuant to Section 11 of this Agreement. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as a Manager. This Agreement shall not be assigned by the Company or any Subsidiary without the prior written consent of the Manager, except in the case of assignment by any such party to another organization which is a successor (by merger, exchange, consolidation or purchase of substantially all assets) to such entity, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as such entity is bound under this Agreement.
          (b) Notwithstanding any provision of this Agreement, the Manager may subcontract any or all of its responsibilities under this Agreement to any of its Affiliates in accordance with the terms of this Agreement applicable to any such subcontract, and the Company, the Subsidiaries and the Additional Parties hereby consent to any such subcontracting. In addition, provided that the Manager provides prior written notice to the Company, the Subsidiaries and the Additional Parties for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.
     SECTION 15. TERMINATION FOR CAUSE.
          (a) The Company, acting on behalf of itself and its Subsidiaries and the Additional Parties, may terminate this Agreement effective upon sixty (60) days prior written notice of termination to the Manager, without payment of any Termination Fee, in the event of (i) any act of fraud, misappropriation of funds or embezzlement by the Manager against the Company or any Subsidiary, (ii)

any willful misconduct, bad faith or gross negligence on the part of the Manager in connection with its duties under this Agreement, (iii) any material breach of any provision of this Agreement by the Manager and such breach continues for a period of sixty (60) days after written notice thereof specifying such breach and requesting that the same be remedied in such 60 day period, (iv) a commencement of any proceeding relating to the Manager’s bankruptcy or insolvency, (v) a Change of Control of the Manager or (vi) a dissolution of the Manager while it is a Manager. The Manager agrees that if any of the events specified above occur, it will give prompt written notice thereof to the Board of Directors immediately following the occurrence of such event.
          (b) The Manager may terminate this Agreement effective upon sixty (60) days prior written notice of termination to the Company in the event that the Company, any Subsidiary or any Additional Party shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such thirty (30) day period.
     SECTION 16. ACTION UPON TERMINATION.
          (a) From and after the effective date of termination of this Agreement, pursuant to Sections 13, 14 or 15 of this Agreement, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13(a) or Section 15(b), the applicable Termination Fee. Upon such termination, the Manager shall forthwith deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or a Subsidiary.
     SECTION 17. NO MONEY OR OTHER PROPERTY HELD. The Manager agrees that it shall not hold any money or other property of the Company or any Subsidiary.
     SECTION 18. REPRESENTATIONS AND WARRANTIES.
          (a) The Company and each Subsidiary hereby represents and warrants to the Manager as follows:
          (i) It is duly organized, validly existing and in good standing under the laws of the state of its jurisdiction, has the corporate, partnership or limited liability company power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation, partnership or limited liability company and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on its business operations, assets or financial condition.
          (ii) It has the corporate, partnership or limited liability power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, its shareholders or creditors, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by it in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been executed and delivered by a duly authorized officer, and this Agreement constitutes the valid and binding obligation enforceable against it in accordance with its terms.
          (iii) The execution, delivery and performance of this Agreement will not violate any provision of any existing law or regulation binding on it, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on it, or the charter or bylaws of, or any securities issued by, it or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, the violation of which would have a material adverse effect on its business operations, assets or financial condition, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
          (b) The Manager hereby represents and warrants to the Company and each Subsidiary as follows:
          (i) the Manager is duly organized, validly existing and in good standing under the laws of the State or Delaware, has the partnership power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole.
          (ii) The Manager has the partnership power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, members or creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been executed and delivered by a duly authorized agent of the Manager, and this Agreement constitutes the valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.
          (iii) The execution, delivery and performance of this Agreement will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the certificate of limited partnership or partnership agreement of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager or any of its Affiliates is a party or by which the Manager or any of its Affiliates or any of their respective assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its Affiliates, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

     SECTION 19. NOTICES. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:
(a) If to the Company, any Subsidiary or any Additional Party:
Highland Financial Partners, L.P.
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
Attention: Kevin Ciavarra
(b) If to the Manager:
Highland Capital Management, L.P.
Two Galleria Tower
13455 Noel Road, Suite 800
Dallas, Texas 75240
Attention: Kevin Ciavarra
     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 17 for the giving of notice.
     SECTION 20. BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.
     SECTION 21. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.
     SECTION 22. LICENSE. The Manager hereby grants to the Company, the Subsidiaries and the Additional Parties a non-transferable, non-exclusive, royalty free right and license to use the “Highland” mark, together with all slogans, logos, designs and trade dress associated therewith, to be used solely in connection with the conduct of the business and operations of the Company and the Subsidiaries as contemplated herein. The Company, the Subsidiaries and the Additional Parties shall not: (i) take any action that would jeopardize or impair Highland Capital Management L.P.’s ownership of such marks; (ii) either directly or indirectly, apply for the registration of such marks or any variation thereon; or (iii) use such marks in any way that may tend to impair their validity as proprietary trademarks or service marks. The Company, the Subsidiaries and the Additional Parties shall conduct their businesses in a manner designed to enhance the reputation and integrity of such marks, and shall be subject to the reasonable quality control and approval rights of Manager with respect to their use of such marks.
          (b) Upon the termination of this Agreement and the removal of the Manager in accordance with the terms herein, the Company, the Subsidiaries and the Additional Parties shall, within 30 days after such termination and removal of the Manager, change their names, as applicable, to remove any reference to “Highland” and to cease using the “Highland” mark and all slogans, logos, designs and trade dress associated therewith; provided that, to the extent they deem it necessary or advisable, they may use “Highland” in referencing in a non-prominent and materially accurate manner its previous name.
     SECTION 23. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     SECTION 24. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereto shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
     SECTION 25. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.
     SECTION 26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
     SECTION 27. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction
     SECTION 28. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HIGHLAND FINANCIAL PARTNERS, L.P.

By:
Name:
Title:

HIGHLAND CAPITAL MANAGEMENT, L.P.

By: Strand Advisors, Inc. acting as General Partner

By:
Name:
Title:

Annex 1
Highland CDO Holding Company
Highland Financial Real Estate Corp.
Highland Special Opportunities Holding Company
Tierra Alta Funding I, Ltd.
Rockwall CDO Ltd.
Red River CLO Ltd.
Highlander Euro CDO B.V.
Grayson CLO, Ltd.
Highlander Euro CDO II B.V.
Brentwood CLO, Ltd.
Highland Park CDO I, Ltd.

Annex 2
Highland Financial Corp.